SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                 The Barbers, Hairstyling for Men & Women, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.

                          300 Industrial Boulevard, NE
                          Minneapolis, Minnesota 55413


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 28, 1997

                            ------------------------


TO THE SHAREHOLDERS OF THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The Barbers, Hairstyling for Men & Women, Inc., a Minnesota corporation, will be held on Tuesday, January 28, 1997 at 3:30 p.m., at the Crowne Plaza Hotel, 618 Second Avenue South, Minneapolis, MN for the following purposes:

1. To elect directors to serve for the ensuing year or until their resignation or removal.

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1997.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only Shareholders of record at the close of business on December 9, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

           EACH OF YOU IS INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON IF POSSIBLE. WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                             By Order of the Board of Directors


                                             Patricia  D. Kessler
                                             Corporate Secretary

December 30, 1996



                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.
                          300 Industrial Boulevard, NE
                          Minneapolis, Minnesota 55413

                                 PROXY STATEMENT

                       For Annual Meeting of Shareholders
                           to be held January 28, 1997

                             SOLICITATION OF PROXIES

GENERAL

         The enclosed proxy is solicited by and on behalf of the Board of Directors of The Barbers, Hairstyling for Men & Women, Inc. (the "Company") for use at the Annual Meeting of Shareholders on Tuesday, January 28, 1997 at 3:30 p.m., and any adjournment or postponement thereof. The approximate date on which this Proxy Statement and form of proxy will first be sent or given to Shareholders is December 30, 1996.

RECORD DATE

         Only Shareholders of record at the close of business on December 9, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each share so held entitles the holder to one vote upon each matter to be voted upon. On December 9, 1996, the Company had outstanding 2,571,454 shares of common stock. A quorum, consisting of a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the secretary of the Company at the Company's principal executive office located at 300 Industrial Boulevard NE, Minneapolis, MN 55413, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

VOTING AND SOLICITATION

         All shares represented by proxies which have been properly executed and filed with the secretary of the Company prior to or at the meeting will be voted at the meeting. Where a specification is made by the Shareholder as provided in the form of proxy, the shares will be voted in accordance with such specification. If no specification is made, the shares will be voted (i) FOR the election of all of the nominees for director named in this Proxy Statement and
(ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1997.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the meeting and will determine if a quorum is present. If an executed proxy card is returned and the Shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been or will be borne by the Company. The Company has retained Norwest Stock Transfer and Automatic Data Processing, Inc. to provide proxy solicitation services in connection with the meeting at an estimated total cost of $3,000. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company's directors, officers and regular employees, without additional compensation.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

GENERAL

           The property, affairs and business of the Company are managed under the direction of the Board of Directors. A board of seven (7) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's seven (7) nominees named below, all of whom are presently directors of the Company. The term of office for each person elected as a director will continue until the next Annual Meeting of the Shareholders, until such person is removed or until such person resigns. All of the nominees named below are presently directors of the Company and have served continuously since the date indicated. All nominees have indicated a willingness to serve if elected.

           All shares represented by proxies which have been properly executed and returned will be voted for the election of the nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as may be selected in accordance with the best judgment of the proxy holders named therein.

NOMINEES

      The names of the nominees, all of whom are currently serving as directors of the Company, and certain information about them are set forth below:

         NAME              POSITION WITH COMPANY         AGE      DIRECTOR SINCE
         ----              ---------------------         ---      --------------

Florence F. Francis        Chairman of the Board         60            1989

Frederick A. Huggins, Jr.  President, Chief Executive    61            1988
                           Officer and Director

Marcia J. Bystrom          Director                      52            1995

David E. Emerson           Director                      61            1988

Richard H. King            Director                      71            1986

James L. Reissner          Director                      56            1991

Susan F. Goldstein         Director                      38            1995

VOTE REQUIRED

         If a quorum is present and voting, directors are elected by a majority of the votes cast for the election of directors at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                             INFORMATION CONCERNING
                             DIRECTORS AND NOMINEES

DIRECTORS AND NOMINEES

Certain information concerning the directors and nominees of the Company is set forth below.

Ms. Francis has been Chairman of the Board of Directors of the Company since April 1994, and previously served as Vice-Chairman of the Board of Directors from August 1993. She has been a director of the Company since January 1989. She is a major shareholder of the Company and has directed public relations and franchisee relations for the Company since February 1988. In addition, Ms. Francis has also been involved in public relations and franchisee relations for the Company since the inception of the Company's "The Barbers(R)" franchising program in 1970.

Mr. Huggins joined the Company as a member of its Board of Directors in January 1988 and became President and Chief Executive Officer in April 1990. Mr. Huggins has over twenty-five years of franchising experience. He was the Vice President of the Fast Food and Restaurant Division of International Multifoods Corporation from June 1982 to March 1990, and was the President of Mister Donut of America, Inc., a subsidiary of International Multifoods Corporation, from January 1985 to March 1990. Prior to that, Mr. Huggins worked in various franchise-related capacities for Dunkin' Donuts, Inc., Dutch Pantry Restaurants and Pizza Hut, Inc.

Ms. Bystrom has been a director of the Company since January 1995. Ms. Bystrom has been an Investment Executive of Piper Jaffray, Inc. since 1985. From 1982 to 1985, she was Owner and Manufacturer's Representative of Bystrom Sales Company. She sits on the Board of Directors of Minnesota Cooperation Office for Job Creation, Inc., Noah's Ark Senior Housing, Inc., Minnesota Special Olympics, Hill Library, and Urban Ventures Leadership Foundation.

Mr. Emerson became a director of the Company in January 1988. He is currently Director, Graduate Program in Organizational Leadership and has been a Professor of Accounting and Finance at the College of St. Catherine, St. Paul, Minnesota, since 1980. Mr. Emerson is a certified public accountant.

Mr. King has been a director of the Company since April 1986 and a self-employed business and financial consultant since January 1988. He was the Vice President of Corporate Development for the Company from April 1986 until December 1987. Prior to joining the Company, he was associated with International Multifoods Corporation, Minneapolis, Minnesota, initially as its Controller for approximately two years, and then as its Vice President-Finance for approximately 15 years. Mr. King also acts as a trustee to the Company's 401(k) Plan.

Mr. Reissner has been a director of the Company since December 1991. He is currently President and Chief Operating Officer of Activar, Inc. Mr. Reissner was the Chief Financial Officer of Activar, Inc. from January 1993 through June 1996. He has also been a director of Toro Credit Company since March 1991; a director of Vermillion State Bank since January 1993; and a director of Intek, Inc. since January 1995. From January 1991 to December 1992 he was a self-employed banking and financial consultant. He was the Managing Director of the Minnesota Region for First Bank Systems from 1985 until December 1990. From 1980 to 1985, he was the Managing Director of the Metro Region for First Bank Systems.

Ms. Goldstein has been a director of the Company since December 1995. Ms. Goldstein is President of the Joe Francis Haircare Scholarship Foundation. Ms Goldstein was employed by CC Pittsburgh, Inc., which operated Cost Cutters franchises, as Operations Manager from March 1995 to March 1996. From 1985 to 1995, Ms. Goldstein was a homemaker. From 1983 to 1985, she was a Sales Representative for Control Data Business Corporation in Chicago, Illinois. From 1980 to 1983, she was a Systems Analyst for the Commodity Marketing Division of Cargill, Inc.

FAMILY RELATIONSHIPS.

         Florence F. Francis, Chairman of the Board of Directors and major shareholder, is the widow of Joseph Francis, Sr., who was the founder, former Chairman of the Board of Directors and a major Shareholder in the Company.

         Susan F. Goldstein is the daughter of Florence F. Francis, the Chairman of the Board and major shareholder.

DIRECTOR COMPENSATION

         For the fiscal year ended September 26, 1996, each non-employee director was paid $625 per month and 75 shares of common stock for each Board of Directors meeting attended. In addition, for the fiscal year ended September 26, 1996, each non-employee director received an automatic, nondiscretionary award of options to purchase 3,000 shares of common stock pursuant to the 1990 Stock Option Plan for Directors. No additional compensation is paid to directors for attendance at committee meetings which are held on the same day as a meeting of the Board of Directors; however, each director is paid $200 per committee meeting attended that is held on a day other than the day of a meeting of the Board of Directors.

         Beginning January 1, 1997, each non-employee director will be paid $750 per month and 75 shares of common stock for each Board of Directors meeting attended; provided that if the Board of Directors holds more than nine meetings a year, each director will be paid $500 per additional meeting attended. No additional compensation is paid to directors for attendance at committee meetings which are held on the same day as a meeting of the Board of Directors; however, each director will be paid $200 per committee meeting attended that is held on a day other than the day of a meeting of the Board of Directors. In addition, each non-employee director will receive an annual, nondiscretionary award of options to purchase 2,000 shares of common stock pursuant to the 1990 Stock Option Plan for Directors.

BOARD ACTIONS AND COMMITTEES

         During the fiscal year ended September 26, 1996, the Company's Board of Directors met or took action by written consent ten times. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

         The Board of Directors has an Audit Committee, which consisted of the following individuals for the fiscal year ended September 26, 1996: David E. Emerson and Richard H. King. The Audit Committee, which met two times during the fiscal year ended September 26, 1996, reviews and reports to the Board with respect to various auditing and accounting matters, including the engagement of independent auditors, the scope of audit procedures, the scope, frequency and results of internal audits, and the adequacy of internal accounting controls.

         The Board of Directors has a Compensation Committee, which consisted of the following individuals for the fiscal year ended September 26, 1996: Marcia
J. Bystrom, David E. Emerson, Richard H. King, and James L. Reissner. The Compensation Committee, which met one time in fiscal year 1996, awards stock options, reviews salary levels, bonuses and other matters and makes recommendations to the Board of Directors in connection therewith.

         The entire Board of Directors acts as a nominating committee.

                                  PROPOSAL TWO
              RATIFICATION AND APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP as independent public auditors to audit the books, records and accounts of the Company for the fiscal year ending September 25, 1997.

         Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by Shareholders.

VOTE REQUIRED

         The affirmative vote of not less than a majority of the common stock represented either in person or by proxy and entitled to vote at the meeting will be required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation for the fiscal year ended September 26, 1996 and the two prior fiscal years earned by or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, who received more than $100,000 in fiscal 1996.


SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
                                                    Annual Compensation                        Long-Term
                                                                                         Compensation Awards
                                           ----------------------------------------   --------------------------
                                                                       Other Annual     Deferred        Options/     All Other
  Name and Principal           Fiscal                                  Compensation   Compensation        SARs      Compensation
       Position                 Year       Salary($)    Bonus($)(2)       ($)(3)       Award(s)($)       (#)(6)         ($)(7)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Florence F. Francis             1996       $194,754       $ 85,930       $ 16,417       $ 21,043         15,000       $  3,511

Chairman of the                 1995       $190,000       $ 71,383       $ 17,690       $ 20,382         15,000       $    659

Board of Directors (1)(4)       1994       $ 85,000       $ 57,463       $  4,503             NA          1,500       $197,542
------------------------------------------------------------------------------------------------------------------------------

Frederick A. Huggins, Jr        1996       $194,754       $ 85,930       $ 30,466       $ 26,464         15,000       $  3,553

President and Chief             1995       $190,000       $ 71,383       $ 21,093       $ 25,938         15,000       $  3,562

Executive Officer (4)           1994       $146,298       $ 57,463       $  8,045       $ 13,260         15,000       $  3,229
------------------------------------------------------------------------------------------------------------------------------

John A. Fox                     1996       $213,421       $ 33,291       $  1,068       $ 53,050          3,750       $  1,448

Vice President of               1995       $181,300       $ 27,325       $  1,617            NA           3,750       $  1,373

Development (5)(8)              1994       $118,685       $ 14,321       $  2,705            NA           3,750       $  1,414
------------------------------------------------------------------------------------------------------------------------------

James W. George                 1996       $ 83,207       $ 36,721       $  2,820       $   --            3,750       $  2,175

Vice President of               1995       $ 79,758       $ 30,078       $  2,915            NA           3,750       $  1,959

Franchise Services (5)          1994       $ 76,256       $ 15,543       $  2,298            NA           3,750       $  1,907
------------------------------------------------------------------------------------------------------------------------------

J. Brent Hanson                 1996       $ 79,096       $ 34,894       $  3,325       $   --            3,750       $  2,128

Vice President and Chief        1995       $ 76,292       $ 28,656       $    135            NA           3,750       $  1,828

Financial Officer (5)           1994       $ 73,356       $ 14,960       $    126            NA           3,750       $  1,794
------------------------------------------------------------------------------------------------------------------------------

(1) Included in the 1994 "All Other Compensation" is $197,542 paid to Ms. Francis under the terms of the Company's employment agreement with her deceased husband, Joseph Francis, founder, former Chairman of the Board of Directors and major shareholder of the Company.

(2) All amounts paid pursuant to the Company's Incentive Compensation Plan, See "Employment Agreements - INCENTIVE COMPENSATION PLAN".

(3) This principally represents amounts paid for life insurance premiums, company automobiles, tax preparation and medical cost reimbursements.

(4) Deferred Compensation represents the Company's contribution to a deferred compensation plan pursuant to the employment agreement with the employee. Under the terms of the agreements, the employee or his beneficiary is only entitled to receive the Company's plan contributions when his or her employment is terminated or upon his or her death.

(5) Deferred Compensation represents voluntary elective reductions in base pay, commissions, and/or bonus deferred under The Barbers, Hairstyling for Men & Women, Inc. Deferred Compensation Plan.

(6) Options or warrants to purchase shares of common stock of the Company becoming exercisable during the fiscal year. See also "Employment Agreements". All options and warrants have been adjusted to reflect the 3-for-2 stock split that was issued October 31, 1996.

(7) This amount represents the Company's contribution to its 401(k) Plan for this individual.

(8) Salary amounts include commissions earned on the sale and opening of new franchise locations.


OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

--------------------------------------------------------------------------------
                                      Percent of Total
                                        Options/SARs
                       Options/SARs      Granted to     Exercise or
                         Granted        Employees in    Base Price    Expiration
       Name              (#)(1)         Fiscal Year      ($/Sh)(2)       Date
--------------------------------------------------------------------------------
Marcia J. Bystrom         3,000           16.00%        $    5.250      1/31/06
--------------------------------------------------------------------------------
David E. Emerson          3,000           16.00%        $    5.250      1/31/06
--------------------------------------------------------------------------------
Susan F. Goldstein        3,000           16.00%        $    5.250      1/31/06
--------------------------------------------------------------------------------
Richard H. King           3,000           16.00%        $    5.250      1/31/06
--------------------------------------------------------------------------------
James L. Reissner         3,000           16.00%        $    5.250      1/31/06
--------------------------------------------------------------------------------
John A. Fox              15,000           80.00%        $    5.250      1/31/06
--------------------------------------------------------------------------------

(1) All options were granted pursuant to the Company's 1990 Stock Option Plan for Key Employees or the 1990 Stock Option Plan For Directors. All options granted have been adjusted to reflect the 3-for-2 stock split which became effective October 31, 1996.

(2)      Market Price on date of grant, as adjusted for the 3-for-2 stock split.


EMPLOYMENT AGREEMENTS

         EMPLOYMENT AGREEMENT WITH FLORENCE F. FRANCIS. On October 13, 1994, Ms. Francis entered into an employment agreement with the Company. Under the employment agreement, Ms. Francis will receive a base salary of $190,000 per year, which will be increased annually on October 1 to reflect the increase in the consumer price index, and participation in the Incentive Compensation Plan, described below.

         In addition, Ms. Francis is eligible for the following fringe benefits: participation in the Company's group health plan; the use of a company car; a yearly tax preparation fee of $2,500; participation in a stock option plan; life insurance coverage in the amount of $1,500,000; and participation in a deferred compensation plan, which is equal to 10% of Ms. Francis' base salary each year. See also "Certain Relationships and Related Transactions".

         In connection with Ms. Francis' employment agreement, she received warrants to purchase 75,000 shares of common stock, exercisable at a price of $2.67 per share, which vest over five years beginning on October 1, 1994. Such warrants expire one year after termination of Ms. Francis' employment with the Company.


         EMPLOYMENT AGREEMENT WITH FREDERICK A. HUGGINS, JR. Mr. Huggins is currently the President, Chief Executive Officer and a director of the Company. For the fiscal year ended on September 26, 1996, Mr. Huggins employment relationship with the Company was governed by an employment agreement, the term of which began on October 1, 1994 and continues through September 30, 2000. Under the terms of this employment agreement, Mr. Huggins will receive a base salary of $190,000 per year, which will be increased annually on October 1 to reflect the increase in the consumer price index, and participation in the Incentive Compensation Plan, described below.

         In addition, Mr. Huggins is eligible for the following fringe benefits: participation in the Company's group health plan; the use of an automobile; a yearly tax preparation fee of up to $2,500; participation in a stock option plan; life insurance coverage in the amount of $1,000,000; and participation in a deferred compensation plan, which is equal to 10% of Mr. Huggins' base salary each year.

         The Agreement provides that if the Company terminates Mr. Huggins' employment, Mr. Huggins will receive his base salary, health insurance, company car, and tax preparation fees for a period of 18 months after the date of termination. If Mr. Huggins voluntarily terminates his employment with the Company, he will receive only his base salary up to the date of termination; however, if there is a change of control in the Company, and the Company initiates Mr. Huggins' termination within one year from the date of the change of control, then the Company will pay Mr. Huggins' base salary, health insurance, company car, and tax preparation fees for a period of 30 months from the date of termination. The Agreement also provides that if after a change in control, Mr. Huggins resigns within one year from the date of the change in control, then the Company will pay Mr. Huggins' base salary, health insurance, company car, and tax preparation fees for a period of 18 months after the termination. All benefits not mentioned above will cease on the date of termination.

         In connection with Mr. Huggins' employment agreement, he received warrants to purchase 75,000 shares of common stock, exercisable at a price of $2.67 per share, which vest over five years beginning on October 1, 1994. Mr. Huggins also has warrants to purchase 75,000 shares of common stock exercisable at $1.58 per share. These warrants were awarded in April 1990 and are fully vested. All warrants expire one year after termination of Mr.
Huggins' employment with the Company.

         SALARY CONTINUATION AGREEMENT WITH PATRICIA D. KESSLER. On February 9, 1988, the Company entered into a salary continuation agreement with Patricia D. Kessler, who is currently the Corporate Secretary and Franchise Compliance Officer. In addition to her yearly salary, the agreement provides that if Ms. Kessler remains in the continuous employ of the Company until she reaches age 65, the Company will pay Ms. Kessler, or her named beneficiary, retirement benefits of $250,000 in 120 equal monthly installments over a ten year period. If Ms. Kessler dies prior to attaining age 65, the agreement provides a death benefit to her named beneficiary of $250,000 in 120 equal monthly payments.

         SPECIAL TERMINATION ALLOWANCE. The Company has established a special termination allowance for key employees which becomes effective in the event of a "change of control" of the Company, as defined under the terms of the special termination allowance. The agreement calls for a continuation of base salary and benefits equal to one month's salary per year of service to a maximum of twelve months. The agreement also prorates the annual incentive bonus to the date of termination and guarantees franchise sales commissions for all sales made prior to the termination date.

         INCENTIVE COMPENSATION PLAN. The Incentive Compensation Plan provides that once the Company reaches a certain pre-tax profit target, a portion of pre-tax profits will be allocated to the Incentive Compensation Plan. Amounts accrued for this Plan will be allocated to executive participants in proportion with their base salary levels and a portion will be allocated to the general employees' profit sharing plan, which will be allocated by a point system reflecting base salary and years of service.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of September 26, 1996 by each person who is known by the Company to beneficially own more than 5% of the outstanding common stock, each of the Company's executive officers named, each director and each nominee, and all executive officers, directors and nominees of the Company as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares of common stock shown.

--------------------------------------------------------------------------------
                                            Amount and Nature of       Percent
Name and Address of Beneficial Owner*         Beneficial Owner       of Class(1)
--------------------------------------------------------------------------------

Florence F. Francis (2)                    1,523,998 shares(3)(4)      53.26%
--------------------------------------------------------------------------------
Frederick A. Huggins, Jr                     127,665 shares(3)(4)       4.46%
--------------------------------------------------------------------------------
John A. Fox                                   16,965 shares(3)(4)         **
--------------------------------------------------------------------------------
James W. George                               22,215 shares(3)(4)         **
--------------------------------------------------------------------------------
J. Brent Hanson                               24,007 shares(3)(4)         **
--------------------------------------------------------------------------------
Marcia J. Bystrom                              6,525 shares(4)            **
--------------------------------------------------------------------------------
David E. Emerson                              22,207 shares(4)            **
--------------------------------------------------------------------------------
Susan F. Goldstein                            42,000 shares(4)          1.47%
--------------------------------------------------------------------------------
Richard H. King                               25,125 shares(4)            **
--------------------------------------------------------------------------------
James L. Reissner                             11,175 shares(4)            **
--------------------------------------------------------------------------------
All Executive Officers, Directors, and
nominees as a group (12 persons)          1,848,912 shares (3)(4)      64.61%
--------------------------------------------------------------------------------

* Unless otherwise indicated, the business address of each beneficial owner is: c/o The Barbers, 300 Industrial Blvd. NE, Minneapolis, MN 55413
**       Indicates common stock ownership of less than 1%.


(1) Includes 2,568,274 shares outstanding as of September 26, 1996 and assumes the exercise of 293,250 warrants and options as listed in footnote 4.

(2) Includes 210,000 shares held by Charles E. Garrity, as Trustee of the Florence F. Francis 1995 Irrevocable Annuity Trust under Agreement dated December 1, 1995. The address of the trust is: c/o Garrity & Associates, Suite 220, 9977 Valley View Road, Eden Prairie, MN 55344. The trust was created for the benefit of Ms. Francis, as grantor, and her children. The trustee has sole power to dispose of the shares held by the Trust and to vote such shares at the Annual Meeting. Ms. Francis has the right to receive approximately 25% of the fair market value of the assets of the Trust annually, which distribution may be made to her either in cash or shares of common stock.

(3) Excludes shares of common stock held by the 401(k) Plan in which the individuals are participants.

(4)      Includes currently exercisable stock options and warrants as follows:
         Florence F. Francis, 51,000 shares; Frederick A. Huggins, Jr., 120,000 shares; John A. Fox, 15,000 shares; James W. George, 18,750 shares; J. Brent Hanson, 18,750 shares; Marcia J. Bystrom, 6,000 shares; David E. Emerson, 15,000 shares; Susan Goldstein, 3,000 shares; Richard H. King, 18,000 shares; James L. Reissner, 9,000 shares; all other executive officers together, 18,750 shares.


         INFORMATION REGARDING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Certain information concerning executive officers of the Company who are not directors is set forth below.

         NAME         POSITIONS WITH THE COMPANY                  AGE      SINCE
         ----         --------------------------                  ---      -----
Connie Boltinghouse   Vice President of National Distribution     53       1996
John A. Fox           Vice President of Development               58       1993
James W. George       Vice President of Franchise Services        38       1992
J. Brent Hanson       Vice President and Chief Financial Officer  42       1989
Patricia D. Kessler   Corporate Secretary and Franchise           45       1988
                      Compliance Officer

Ms. Boltinghouse rejoined the Company to become Vice President of National Distribution in October 1996. Ms. Boltinghouse was previously employed by the Company from 1990 to 1993 in the position of Director of Franchise Operations and Education. From 1993 to 1996, Ms. Boltinghouse was employed by Brookfield Assemblies of God in the position of Executive Pastor of Ministries. Ms. Boltinghouse was employed by Mr. Donut of America, a division of International Multifoods Corporation, from 1984 to 1990 in the position of Director of Training School and Product Development.

Mr. Fox has been Vice President of Development of the Company since January 1993, and was Vice President of Franchise Sales of the Company from December 1991 to January 1993. He was National Sales Manager for the Cost Cutters division of the Company from April 1990 to December 1991. Mr. Fox previously worked as Director of Development for Mister Donut of America from August 1984 to March 1990.

Mr. George has been Vice President of Franchise Services for the Company since June 1992. He was Vice President of Franchise Services - Cost Cutters from January 1989 to June 1992. He was Vice President of Marketing - Cost Cutters from October 1985 to January 1989. He was Regional Marketing Manager for USA Cafes from June 1984 to September 1985. Mr. George was employed by International Dairy Queen, Inc. as Regional Marketing Manager from July 1982 to May 1984 and as a Store Opening Specialist from March 1981 to June 1982.

Mr. Hanson has been Vice President and Chief Financial Officer of the Company since January 1989. He was Vice President and Chief Financial Officer of Determan Marketing Corporation from August 1987 until November 1988. Mr. Hanson was employed by the Haagen-Dazs Company, Inc. from January 1985 until August 1987, first as General Accounting Manager, then as Sales and Distribution Accounting Manager. He was employed by The Pillsbury Company from January 1976 until December 1984 in various accounting management positions, the most recent being Warehousing Accounting Manager - US Foods Division.

Ms. Kessler has been associated with the Company since November 1971. She was the Corporate Secretary of the Company from August 1988 to August 1991. Ms. Kessler was Assistant to the President from July 1983 to September 1989, has been Franchise Compliance Officer since February 1988, and was reappointed Corporate Secretary in December 1992.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         LEASE OF THE COMPANY HEADQUARTERS. The Company leases from its Chairman of the Board and major shareholder, Florence F. Francis, approximately 65,400 square feet for its corporate headquarters. The amount of rent increases each year and the Company is required to pay real estate taxes and insurance. The lease will expire on October 31, 1997. The rental payments for the corporate headquarters were $385,000 in 1994, $399,000 in 1995, and $426,000 in 1996.

         FRANCHISES OWNED BY AN OFFICER AND DIRECTOR. Florence F. Francis owns 49% equity interest in CC Harrisburg, Inc., a Minnesota corporation. CC Harrisburg, Inc. owns and operates 17 franchised salons.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

         Based solely upon a review of Forms 3, 4 and 5, any amendments thereto, and any written representations from certain reporting persons, the Company believes that, during the fiscal year 1996, the Company complied with all filing requirements applicable to directors, officers, and beneficial owners of more than 10% of any class of equity securities.


                            PROPOSALS OF SHAREHOLDERS

         Any proposal of a Shareholder of the Company intended to be presented at the Annual Meeting of Shareholders in January 1998, must be received at the Company's office on or before September 1, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors knows of no other matters which may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

December 30,  1996                           By Order of the Board of Directors



                                             Patricia D. Kessler
                                             Corporate Secretary and
                                             Franchise Compliance Officer



                                      PROXY

                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies given by the undersigned for the Annual Meeting of the Shareholders of The Barbers, Hairstyling for Men & Women, Inc. to be held on Tuesday, January 28, 1997 at 3:30 p.m., at the Crowne Plaza Hotel, 618 Second Avenue South, Minneapolis, MN, hereby appoints Florence F. Francis and Frederick A. Huggins, Jr., and each of them, as proxy or proxies, with full power of substitution and revocation, to vote for the undersigned and in the name of the undersigned all shares of common stock of The Barbers, Hairstyling for Men & Women, Inc. of the undersigned, as if the undersigned were personally present and voting at said Annual Meeting, and all adjournments or postponements thereof, upon the following matters:

1. Election of directors to serve for the ensuing year or until their resignation or removal.
     Nominees: Florence F. Francis, Frederick A. Huggins, Jr.,
     Marcia J. Bystrom, David E. Emerson, Susan F. Goldstein, Richard H. King and James L. Reissner.

     [ ] VOTE FOR all nominees listed above (except as marked to the contrary below).

     [ ] VOTE WITHHELD as to all nominees listed above.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE EACH NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

2. Ratification and appointment of Ernst & Young LLP as independent auditors for the fiscal year 1997.

               [ ] For            [ ] Against         [ ] Abstain


                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)


                          (CONTINUED FROM OTHER SIDE)

3. In their discretion, the proxies are authorized to transact such other business as may come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner specified herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of The Barbers, Hairstyling For Men & Women, Inc. and the Proxy Statement furnished therewith dated December 30, 1996.

                                    Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority. If signer is a corporation, please sign full corporation name by authorized officer.

                                    Dated:_____________________________, 199___.

                                    ____________________________________________

                                    ____________________________________________
                                                   (Signature)


PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.